UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2022

Five Point Holdings, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38088	27-0599397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2022, Erik Higgins, Chief Financial Officer and Vice President of Five Point Holdings, LLC (the “Company”), provided notice of his intent to resign from the Company. Mr. Higgins will remain as Chief Financial Officer and Vice President through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and has agreed to assist the Company in the transition of his responsibilities to his successor. Mr. Higgins’ resignation is not a result of any disagreement with the Company on any matter relating to the Company’s financial reporting or operations, policies or practices. The Company intends to commence a search process to identify Mr. Higgins’ successor. Upon the effective date of Mr. Higgins’ resignation, Leo Kij, Vice President and Corporate Controller of the Company, will serve as the Company’s interim Chief Financial Officer until Mr. Higgins’ successor is appointed.

Mr. Kij, 57, has served as Vice President and Corporate Controller of the Company since 2016. From 2009 to 2016, he served as Controller of the Company’s subsidiary, Five Point Communities Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary

Date: January 25, 2022